Exhibit 99.1

Contact:

Investors Eugenia Shen BioMarin Pharmaceutical Inc. (415) 506-6570	Media Bob Purcell BioMarin Pharmaceutical Inc. (415) 506-3267

For Immediate Release:

BioMarin Announces Second Quarter 2012 Financial Results

Strong Commercial Performance Supporting Development of Five New Chemical Entities

With Multiple Key Clinical Readouts by the End of 2012

Conference Call and Webcast to Be Held Today at 5:00 p.m. ET

Financial Highlights ($ in millions, except per share data, unaudited)

Item	Q2 2012	Q2 2011	Percent Change
Total BioMarin Revenue	$124.0	$110.6	12.1%
Total Net Product Revenue	123.0	109.6	12.2%
Naglayzme Net Product Revenue*	62.9	60.3	4.3%
Aldurazyme BioMarin Net Product Revenue	21.8	17.3	26.0%
Kuvan Net Product Revenue	34.7	28.8	20.5%
Firdapse Net Product Revenue	3.6	3.2	12.5%
GAAP Net Loss	(32.0)	(5.1)
GAAP Net Loss per Share (basic and diluted)	$(0.27)	$(0.05)
Non-GAAP Adjusted EBITDA Income (Loss)	(7.3)	13.9

*	Naglazyme net product revenue for the second quarter of 2012 compared to the second quarter of 2011 was negatively impacted by $1.0 million (or 2.5% of sales) due to changes in foreign currency exchange rates, net of hedges, and was also affected by the timing of government ordering patterns. Naglazyme net product revenue for the first half of 2012 has increased by approximately 9% compared to the first half of 2011, which is proportionate to the number of new patients that initiated commercial therapy over the last year.

Novato, Calif., August 1, 2012 – BioMarin Pharmaceutical Inc. (Nasdaq: BMRN) today announced financial results for the second quarter of 2012. GAAP net loss was $32.0 million ($0.27 per share) for the second quarter of 2012, compared to GAAP net loss of $5.1 million ($0.05 per share) for the second quarter of 2011. Non-GAAP adjusted EBITDA was a loss of $7.3 million for the second quarter of 2012, compared to non-GAAP adjusted EBITDA gain of $13.9 million for the second quarter of 2011. Non-GAAP adjusted EBITDA excludes depreciation and amortization, contingent consideration expense, interest income and expense, income taxes, stock compensation expense and material non-recurring items. The reconciliation of the non-GAAP measures to the comparable GAAP measure is detailed in the table provided near the end of the press release.

GAAP net loss for the six months ended June 30, 2012 was $56.0 million ($0.48 per share), compared to GAAP net loss of $9.4 million ($0.09 per share) for the six months ended June 30, 2011. Non-GAAP adjusted EBITDA was a loss of $7.2 million for the six months ended June 30, 2012, compared to non-GAAP adjusted EBITDA gain of $32.9 million for the six months ended June 30, 2011.

As of June 30, 2012, BioMarin had cash, cash equivalents and short and long-term investments totaling $524.6 million, as compared to $287.7 million on March 31, 2012. During the second quarter of 2012, BioMarin completed a public offering of common stock with net proceeds of approximately $235 million.

“Our commercial portfolio continued to perform well in the second quarter, and revenue generated from our products is helping to fund a large portion of our pipeline programs,” said Jean-Jacques Bienaimé, Chief Executive Officer of BioMarin. “The successful and timely execution of our R&D pipeline remains our top priority as we look forward to several key clinical program readouts in the coming months. In addition to the results of the Phase 3 GALNS trial, we also expect to have results from three Phase 2 programs—PEG-PAL for PKU, BMN-701 for Pompe disease, and BMN-673 for solid tumors.”

Net Product Revenue (in millions)

	Three Months Ended June 30,				Six Months Ended June 30,
	2012	2011	$ Change	% Change	2012	2011	$ Change	% Change
Naglazyme (1)	$62.9	$60.3	$2.6	4.3%	$131.5	$120.9	$10.6	8.8%
Kuvan (2)	34.7	28.8	5.9	20.5%	66.7	55.5	11.2	20.2%
Firdapse (3)	3.6	3.2	0.4	12.5%	7.2	6.3	0.9	14.3%

(1)	Changes in foreign currency rates, net of hedges, had a negative $1.0 million and a negative $1.2 million impact on Naglazyme sales in the three and six months ended June 30, 2012, compared to the same periods in 2011, respectively. Naglazyme revenues experience quarterly fluctuations due to the timing of government ordering patterns in certain countries.
(2)	The quantity of commercial tablets dispensed to patients in the U.S. increased 16.9 percent in the second quarter of 2012 compared to the second quarter of 2011.
(3)	A product for the treatment of Lambert Eaton Myasthenic Syndrome (LEMS) which was launched in the EU in April 2010.

	Three Months Ended June 30,				Six Months Ended June 30,
	2012	2011	$ Change	% Change	2012	2011	$ Change	% Change
Aldurazyme revenue reported by Genzyme (4)	$45.8	$44.5	$1.3	2.9%	$91.7	$87.2	$4.5	5.2%

Royalties due from Genzyme	18.4	17.3	1.1		36.8	34.0	2.8
Incremental product transfer revenues (5)	3.4	—	3.4		(3.0)	2.0	(5.0)

Total Aldurazyme net product revenues	$21.8	$17.3	$4.5		$33.8	$36.0	$(2.2)

(4)	The total number of Aldurazyme patients increased 8.0 percent in the second quarter of 2012 as compared to the second quarter of 2011.
(5)	To the extent units shipped to third party customers by Genzyme exceed BioMarin inventory transfers to Genzyme, BioMarin will record a decrease in net product revenue from the royalty payable to BioMarin for the amount of previously recognized product transfer revenue. If BioMarin inventory transfers exceed units shipped to third party customers by Genzyme, BioMarin will record incremental net product transfer revenue for the period.

2012 Guidance

Revenue Guidance ($ in millions)

Item	2012 Guidance	Previous 2012 Guidance
Total BioMarin Revenues	Unchanged	$475 to $510
Total Net Product Revenues	Unchanged	$470 to $505
Naglazyme Net Product Revenue	Unchanged	$250 to $265
Kuvan Net Product Revenue	$130 to $140	$126 to $136
Aldurazyme Net Product Revenue to BioMarin	Unchanged	$81 to $87
Firdapse Net Product Revenue	Unchanged	$13 to $17

Selected Income Statement Guidance ($ in millions)

Item	2012 Guidance	Previous 2012 Guidance
Cost of Sales (% of Total Revenue)	Unchanged	17% to 18%
Selling, General and Admin. Expense	Unchanged	$195 to $205
Research and Development Expense	$285 to $295	$265 to $275
Amortization and Contingent Consideration	Unchanged	$19
Income Tax Expense	Unchanged	$—
GAAP Net (Loss)	$ (115) to (105)	$(92) to $(82)
Stock Compensation Expense	$50	$46
Non-GAAP Adjusted EBITDA	$(5) to $5	$15 to $25
Non GAAP Net Cash Flow (Usage)	$(40) to $(50)	$(30) to $(40)
Cash Balance*	$475 to $485	$250 to $260

*	Cash balance includes cash, cash equivalents and short and long term investments

Anticipated Upcoming Milestones

3Q 2012: Results for Phase II trial for PEG-PAL for PKU

3Q 2012: Results for Phase I trial for BMN-111 for achondroplasia in healthy volunteers

4Q 2012: Results for Phase III trial for GALNS for MPS IVA

4Q 2012: Results for Phase I/II trial for BMN-673 for solid tumors

1Q 2013: Market authorization application filing for GALNS for MPS IVA

1Q 2013: Results for Phase I/II trial for BMN-701 for Pompe disease

1H 2013: IND filing for BMN-190 for LINCL (Batten disease)

2Q 2013: Potential initiation of Phase III trial for PEG-PAL for PKU

2Q 2013: Results for PKU-016 Kuvan neurocognitive study

2H 2013: Potential initiation of Phase III trial for BMN-673 for solid tumors

4Q 2013: Potential FDA approval of GALNS for MPS IVA

Research and Development Programs

BioMarin continues to make significant investments in research and development to ensure a strong and profitable pipeline for the company. The current pipeline includes programs in various stages of development that focus on treating a range of rare and serious unmet medical needs.

Advanced Clinical Programs

•

GALNS for MPS IVA: The company is on track to report top-line results in the fourth quarter of 2012. Additionally, the company has begun three ancillary studies, in part to support future reimbursement discussions: a clinical trial for patients under five years of age and a cardiopulmonary study to more completely document the health benefits of GALNS are both enrolling, and a study in patients with limited ambulation is expected to start enrolling patients imminently.

Mid-Stage Clinical Programs

•

PEG-PAL for PKU: In the ongoing Phase II study, the rate of discontinuation due to adverse events remains low and virtually all patients who are able to achieve a therapeutic dose have their blood Phe levels lowered to less than 600 µmol/L, the target of therapeutic efficacy. The company is conducting Part D of the Phase II trial to characterize the safety of a shorter weekly induction regimen prior to switching over to the daily maintenance dose. Results are expected at the end of this quarter.

•

Kuvan Outcomes Study: PKU-016, a randomized, placebo-controlled, 13-week Kuvan outcomes study is now fully enrolled. Endpoints include clinically validated measures of neuropsychiatric symptoms and, if successful, may enable a label amendment. The company expects to report top-line results in the second quarter of 2013.

Early-Stage Clinical Programs

•

BMN-701 for Pompe Disease: The company has continued dosing patients in the 20 mg/kg cohort of the Phase I/II trial using the new material from the 12,000L process. The company expects to complete enrollment of 15 patients in the 20 mg/kg cohort by early August. BMN-701 has been generally well-tolerated with a safety profile consistent with other enzyme replacement therapies. Top-line results for the Phase I/II trial are expected in the first quarter of 2013.

•

BMN-673 (PARP inhibitor): Over 20 patients have been dosed in the Phase I/II open-label trial on once daily, orally administered BMN-673 for advanced or recurrent solid tumors, and the company has not yet determined the maximum tolerated dose. Top-line results for this study are expected in the fourth quarter of 2012.

•

BMN-111 for Achondroplasia: BMN-111 is an analog of C-type Natriuretic Peptide (CNP), a small cyclic peptide that is a positive regulator of bone growth. The company expects to report results for the Phase I study in the third quarter of 2012.

Preclinical Programs

•

BMN-190 for LINCL (Batten disease): BioMarin expects to file the IND for BMN-190 in the first half of 2013. Recent meetings with regulatory authorities have been encouraging and suggest a possible aggressive clinical and regulatory path to approval.

•	Other early stage programs: BioMarin is working on multiple additional early development opportunities.

Non-GAAP Financial Information and Reconciliation

The above results for the three and six months ended June 30, 2012 and June 30, 2011 and financial guidance for the year ending December 31, 2012 are presented both as determined in accordance with GAAP and on a non-GAAP basis. As used in this release, non-GAAP income is based on GAAP Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) adjusted to exclude non-cash stock compensation expense, contingent consideration expense and certain nonrecurring material items (Non-GAAP Adjusted EBITDA).

The following table presents the reconciliation of non-GAAP to GAAP financial metrics:

Reconciliation of GAAP Net Loss to Non-GAAP Adjusted EBITDA Income (Loss)

(in millions)

(unaudited)

	NOTES	Three Months Ended June 30,		Six Months Ended June 30,
		2012	2011	2012	2011
GAAP Net Loss		$(32.0)	$(5.1)	$(56.0)	$(9.4)
Interest expense, net		1.4	1.3	2.8	2.6
Income tax expense (benefit)		(0.4)	3.9	(0.4)	8.7
Depreciation		7.2	6.3	14.5	12.7
Amortization		2.7	1.0	12.0	1.9

EBITDA Income (Loss)		(21.1)	7.4	(27.1)	16.5
Stock-based compensation		12.6	10.6	23.8	21.0
Contingent consideration	(1)	1.2	(4.1)	(3.9)	(4.6)

Non-GAAP Adjusted EBITDA Income (Loss)		$(7.3)	$13.9	$(7.2)	$32.9

(1)	Represents the changes in the fair value of contingent acquisition consideration payable for the period. The change in the current quarter reflects changes in estimated probabilities and timing of achieving certain developmental milestones.

BioMarin believes that this non-GAAP information is useful to investors, taken in conjunction with BioMarin’s GAAP information because it provides additional information regarding the performance of BioMarin’s core ongoing business, Naglazyme, Kuvan, Aldurazyme and Firdapse and development of its pipeline. By providing information about both the overall GAAP financial performance and the non-GAAP measures that focus on continuing operations, the company believes that the additional information enhances investors’ overall understanding of the company’s business and prospects for the future. Further, the company uses both the GAAP and the non-GAAP results and expectations internally for its operating, budgeting and financial planning purposes and uses the Non-GAAP Adjusted EBITDA methodology in establishing corporate goals for internal compensation programs.

Conference Call Details

BioMarin will host a conference call and webcast to discuss second quarter 2012 financial results today, Wednesday, August 1, at 5:00 p.m. ET. This event can be accessed on the investor section of the BioMarin website at www.BMRN.com.

Date: August 1, 2012

Time: 5:00 p.m. ET

U.S. / Canada Dial-in Number: 800 299.7089

International Dial-in Number: 617 801.9714

Participant Code: 93633766

Replay Dial-in Number: 888.286.8010

Replay International Dial-in Number: 617.801.6888

Replay Code: 76241046

About BioMarin

BioMarin develops and commercializes innovative biopharmaceuticals for serious diseases and medical conditions. The company’s product portfolio comprises four approved products and multiple clinical and pre-clinical product candidates. Approved products include Naglazyme® (galsulfase) for mucopolysaccharidosis VI (MPS VI), a product wholly developed and commercialized by BioMarin; Aldurazyme® (laronidase) for mucopolysaccharidosis I (MPS I), a product which BioMarin developed through a 50/50 joint venture with Genzyme Corporation; Kuvan® (sapropterin dihydrochloride) Tablets, for phenylketonuria (PKU), developed in partnership with Merck Serono, a division of Merck KGaA of Darmstadt, Germany; and Firdapse™ (amifampridine), which has been approved by the European Commission for the treatment of Lambert Eaton Myasthenic Syndrome (LEMS). Product candidates include GALNS (N-acetylgalactosamine 6-sulfatase), which is currently in Phase III clinical development for the treatment of MPS IVA, amifampridine phosphate (3,4-diaminopyridine phosphate), which is currently in Phase III clinical development for the treatment of LEMS in the U.S., PEG-PAL (PEGylated recombinant phenylalanine ammonia lyase), which is currently in Phase II clinical development for the treatment of PKU, BMN-701, a novel fusion protein of insulin-like growth factor 2 and acid alpha glucosidase (IGF2-GAA), which is currently in Phase I/II clinical development for the treatment of Pompe disease, BMN-673, a poly ADP-ribose polymerase (PARP) inhibitor, which is currently in Phase I/II clinical development for the treatment of genetically-defined cancers, and BMN-111, a modified C-nutriuretic peptide, which is currently in Phase I clinical development for the treatment of achondroplasia. For additional information, please visit www.BMRN.com. Information on BioMarin’s website is not incorporated by reference into this press release.

Forward-Looking Statement

This press release contains forward-looking statements about the business prospects of BioMarin Pharmaceutical Inc., including, without limitation, statements about: the expectations of revenue and sales related to Naglazyme, Kuvan, Firdapse, and Aldurazyme; the financial performance of the BioMarin as a whole; the timing of BioMarin’s clinical trials of GALNS, Firdapse, PEG-PAL, BMN-673, BMN-701, BMN-111 and other product candidates; the continued clinical development and commercialization of Aldurazyme, Naglazyme, Kuvan, Firdapse, and its product candidates; and actions by regulatory authorities. These forward-looking statements are predictions and involve risks and uncertainties such that actual results may differ materially from these statements. These risks and uncertainties include, among others: our success in the continued commercialization of Naglazyme, Kuvan, and Firdapse; Genzyme Corporation’s success in continuing the commercialization of Aldurazyme; results and timing of current and planned preclinical studies and clinical trials, particularly with respect to GALNS, Firdapse, PEG-PAL, BMN-673, BMN-701 and BMN-111; our ability to successfully manufacture our products and product candidates; the content and timing of decisions by the U.S. Food and Drug Administration, the European Commission and other regulatory authorities concerning each of the described products and product candidates; the market for each of these products and particularly Aldurazyme, Naglazyme, Kuvan and Firdapse; actual sales of Aldurazyme, Naglazyme Kuvan and Firdapse; Merck Serono’s activities related to Kuvan; and those factors detailed in BioMarin’s filings with the Securities and Exchange Commission, including, without limitation, the factors contained under the caption “Risk Factors” in BioMarin’s 2011 Annual Report on Form 10-K, and the factors contained in BioMarin’s reports on Form 10-Q. Stockholders are urged not to place undue reliance on forward-looking statements, which speak only as of the date hereof. BioMarin is under no obligation, and expressly disclaims any obligation to update or alter any forward-looking statement, whether as a result of new information, future events or otherwise.

BioMarin®, Naglazyme®, Kuvan® and Firdapse™ are registered trademarks of BioMarin Pharmaceutical Inc.

Aldurazyme® is a registered trademark of BioMarin/Genzyme LLC.

BIOMARIN PHARMACEUTICAL INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

June 30, 2012 and December 31, 2011

(In thousands of U.S. dollars, except share and per share amounts)

	June 30, 2012	December 31, 2011(1)
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$177,757	$46,272
Short-term investments	224,829	148,820
Accounts receivable, net (allowance for doubtful accounts: $471 and $513, respectively)	100,750	104,839
Inventory	120,125	130,118
Other current assets	58,073	39,753

Total current assets	681,534	469,802
Investment in BioMarin/Genzyme LLC	1,185	559
Long-term investments	121,970	94,385
Property, plant and equipment, net	267,374	268,971
Intangible assets, net	168,267	180,277
Goodwill	51,543	51,543
Long-term deferred tax assets	220,593	222,649
Other assets	20,061	15,495

Total assets	$1,532,527	$1,303,681

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$96,557	$94,125
Convertible debt	23,440	—

Total current liabilities	119,997	94,125
Long-term convertible debt	324,865	348,329
Other long-term liabilities	87,239	88,179

Total liabilities	532,101	530,633

Stockholders’ equity:
Common stock, $0.001 par value: 250,000,000 shares authorized at June 30, 2012 and December 31, 2011: 123,235,882 and 114,789,732 shares issued and outstanding at June 30, 2012 and December 31, 2011, respectively.	123	115
Additional paid-in capital	1,483,336	1,197,082
Company common stock held by Nonqualified Deferred Compensation Plan	(6,604)	(3,935)
Accumulated other comprehensive income	4,650	4,887
Accumulated deficit	(481,079)	(425,101)

Total stockholders’ equity	1,000,426	773,048

Total liabilities and stockholders’ equity	$1,532,527	$1,303,681

(1)	December 31, 2011 balances were derived from the audited consolidated financial statements.

BIOMARIN PHARMACEUTICAL INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

Three and Six Months Ended June 30, 2012 and 2011

(In thousands of U.S. dollars, except per share amounts)

(Unaudited)

	Three Months Ended June 30		Six Months Ended June 30,
	2012	2011	2012	2011
REVENUES:
Net product revenues	$122,991	$109,616	$239,230	$218,692
Collaborative agreement revenues	423	153	519	278
Royalty and license revenues	605	862	919	1,117

Total revenues	124,019	110,631	240,668	220,087
OPERATING EXPENSES:
Cost of sales (excludes amortization of certain acquired intangible assets)	23,574	19,263	40,679	40,059
Research and development	77,812	52,909	151,646	97,889
Selling, general and administrative	51,539	41,015	96,787	82,089
Intangible asset amortization and contingent consideration	2,048	(3,324)	4,376	(3,012)

Total operating expenses	154,973	109,863	293,488	217,025

INCOME (LOSS) FROM OPERATIONS	(30,954)	768	(52,820)	3,062
Equity in the income (loss) of BioMarin/Genzyme LLC	102	(667)	(632)	(1,209)
Interest income	536	798	1,041	1,580
Interest expense	(1,925)	(2,201)	(3,872)	(4,364)
Other income and (expense)	(176)	129	(140)	151

INCOME (LOSS) BEFORE INCOME TAXES	(32,417)	(1,173)	(56,423)	(780)
Provision for (benefit from) income taxes	(411)	3,904	(445)	8,668

NET LOSS	$(32,006)	$(5,077)	$(55,978)	$(9,448)

NET LOSS PER SHARE, BASIC AND DILUTED	$(0.27)	$(0.05)	$(0.48)	$(0.09)

Weighted average common shares outstanding, basic and diluted	117,912	111,114	116,496	110,884

COMPREHENSIVE LOSS	$(29,868)	$(5,213)	$(56,215)	$(15,559)

STOCK-BASED COMPENSATION EXPENSE

Total stock-based compensation expense included in the Condensed Consolidated Statements of Comprehensive Loss is as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2012 (unaudited)	2011 (unaudited)	2012 (unaudited)	2011 (unaudited)
Cost of sales	$1,335	$1,127	$2,207	$2,529
Research and development	5,468	4,024	10,290	7,698
Selling, general and administrative	5,834	5,456	11,268	10,760

	$12,637	$10,607	$23,765	$20,987

###